                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K





                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 2, 1998


                          AMERIQUEST TECHNOLOGIES, INC.
                 (Exact name of registrant specified in Charter)

    DELAWARE                        1-10397                   33-0244136
(State or other                   (Commission                (IRS Employee
jurisdiction of                   File Number)             Identification No.)
incorporation)

          425 PRIVET ROAD
        HORSHAM, PENNSYLVANIA                           19044
(Address of principal executive offices)                Zip Code

           REGISTRANT'S TELEPHONE, INCLUDING AREA CODE: (215) 675-9300

                                 Not Applicable
         (Former name and former address, if changed since last report)

Item 5. Other Events.

On July 2, 1998, AmeriQuest Technologies, Inc. (the "Company"), Listen Group Partners, LLC ("Listen Group"), and Computer 2000 AG and Computer 2000, Inc., a wholly-owned subsidiary of Computer 2000 AG (collectively, "Computer 2000"), executed a Disposition and Reorganization Agreement (the "Agreement"). The Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Listen Group is an entity headed by the Company's senior management: Alexander
C. Kramer, the Company's President and Chief Executive Officer, and Jon Jensen, the Company's Chief Financial Officer and Chief Operating Officer. The Agreement and the transactions contemplated by the Agreement (collectively, the "Transaction") were approved by a Special Committee of disinterested directors of the Company and by the Board of Directors of the Company. L.H. Friend, Weinress, Frankson & Presson, Inc., financial advisor to the Company, has issued an opinion to the Company and Computer 2000 that, based upon certain assumptions set forth in its opinion letter, the Company is a viable business entity from a financial point of view upon effectiveness of the Transaction.

Pursuant to the Agreement, among other things:

- Listen Group will acquire the 36,349,878 shares of the Company's common stock, par value $0.01 per share ("Common Stock"), owned by Computer 2000;

- Computer 2000 will contribute to the capital of the Company approximately $28 million in intercompany debt and an additional $3 million in cash;

- the Company will redeem and cancel 300,000 shares of Series H Cumulative Convertible Preferred Stock (the "Preferred Stock"), which is convertible into 41,958,042 shares of Common Stock, held by Computer 2000;

- the Company will cancel the achievement warrants equivalent to 7,035,280 shares of Common Stock and a maintenance option equivalent to 2,357,235 shares of Common Stock, held by Computer 2000;

- as a result of the Transaction, the number of outstanding shares of Common Stock, on a fully diluted basis, will be reduced from approximately 118 million to approximately 67 million;

- a total of 6.7 million shares of Common Stock will be reserved for issuance to AmeriQuest employees as incentive compensation;

- Listen Group and the Company will obtain the release of Computer 2000 from all guarantees of the Company's obligations;

- Computer 2000's representatives on the Company's Board of Directors, Harry Krischik, Manfred H. Guenzel, Richard Obermaier and Anton Roedl, will resign upon the closing of the Transaction;

- Listen Group and the Company will jointly and severally indemnify Computer 2000 and its director designees against any damages arising following the closing of the Transaction due to actions taken with respect to AmeriQuest prior to the closing;

- Listen Group will pay for a D&O insurance tail policy covering Computer 2000 and the current directors of AmeriQuest;

- Messrs. Kramer and Jensen will waive the change of control provisions in their respective employment agreements with the Company with respect to the Transaction; and

- Listen Group and the Company have arranged for a $10 million asset-backed bank line of credit to be put in place at the closing of the transaction.

This summary description of the Agreement and the Transaction does not purport to be complete and is qualified in its entirety by reference to the Agreement.

Consummation of the Transaction is subject to customary conditions to closing. The Transaction is expected to be completed by the end of July.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

                  (c) Exhibits.

                  Exhibit No.                                 Exhibit
                  -----------                                 -------
                  10.1                      Disposition and Reorganization
                                            Agreement, dated as of July 2, 1998,
                                            between AmeriQuest Technologies,
                                            Inc., Computer 2000 AG, Computer
                                            2000, Inc., and Listen Group
                                            Partners LLC.

                  99.1                      Press Release dated July 2, 1998.


                                    Signature

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      AMERIQUEST TECHNOLOGIES, INC.



                                      By:      /s/ Alexander C. Kramer
                                         --------------------------------------
                                             Name: Alexander C. Kramer
                                             Title:   President

Dated: July 6, 1998

                Exhibit No.                               Exhibit                                            Page
                -----------                               -------                                            ----
                  10.1              Disposition and Reorganization Agreement,
                                    dated as of July 2, 1998, between AmeriQuest
                                    Technologies, Inc., Computer 2000 AG,
                                    Computer 2000, Inc., and Listen Group
                                    Partners LLC.

                  99.1              Press Release dated July 2, 1998.
